Exhibit 2

QUICK-MED TECHNOLOGIES, INC.

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of November 30, 2004, by and among QUICK-MED TECHNOLOGIES, INC., a Nevada corporation (the “Company”), PHRONESIS PARTNERS, L.P., a Delaware limited partnership (“Phronesis”), MICHAEL R. GRANITO, an individual (“Granito”), and DAVID S. LERNER, an individual (“Lerner”).  Phronesis, Granito and Lerner, and each of the other equity holders (if any) listed on the Schedule of Stockholders attached hereto (each, an “Additional Stockholder” and together with Phronesis, Granito and Lerner, the “Stockholders”).  Capitalized terms used herein are defined in §1 hereof.

Recitals

WHEREAS, Phronesis is purchasing 5,000,000 shares of the Company’s Common Stock, $.0001 par value per share (“Common Stock”), pursuant to a Stock Purchase Agreement dated as of November 30, 2004 by and among the Company and Phronesis (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”);

WHEREAS, in accordance with the provisions of the Purchase Agreement, on or before the date hereof, Granito converted Five Hundred Thousand Dollars ($500,000) of the outstanding principal amount of the loans made by him to the Company into 1,315,790 shares of Common Stock;

WHEREAS, on the date hereof, the Company has issued to Phronesis a warrant to acquire up to 2,500,000 shares of the Company’s Common Stock (the “Warrant”);

WHEREAS, as a condition to its purchase of such Common Stock and Warrant, Phronesis desires to become a party to this Agreement in order to provide that Phronesis and its assigns and permitted transferees, as the holders of such Common Stock and Warrant and any shares issued or issuable upon exercise of the Warrant, shall be entitled to the benefits and subject to the obligations of this Agreement;

WHEREAS, in connection with the closing of the transactions contemplated by the Purchase Agreement, the Company, Granito and Phronesis entered into a certain Conversion Agreement of even date herewith (the “Conversion Agreement”), pursuant to which Granito agreed that immediately upon the exercise by Phronesis of all or any portion of the Warrant, Granito shall convert an additional portion of the indebtedness owed to him by the Company into shares of Common Stock at the price and on the terms and conditions set forth therein;

WHEREAS, as of the date hereof, each of the Stockholders is the holder of record of the number of shares of Common Stock, stock options and warrants set forth on attached Exhibit I hereto;

WHEREAS, concurrently herewith the Company and the Stockholders have entered into a certain Registration Rights Agreement of even date herewith (the “Registration Rights Agreement”); and

WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of imposing certain restrictions and obligations on the ownership, retention and disposition of the shares of Common Stock held by them.  The execution and delivery of this Agreement is a condition to Phronesis’ purchase at the Closing (as defined in the Purchase Agreement) of shares of the Company’s Common Stock pursuant to the Purchase Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

§1.

Certain Definitions

.  In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Actively Publicly Traded” shall mean, with respect to shares of Common Stock, that each of the following conditions have been satisfied:  (a) the Adjusted Market Capitalization for the immediately preceding consecutive twelve (12) month period was equal to or greater than Fifty Million Dollars ($50,000,000); and (b) (i) shares of Common Stock were either listed on a national securities exchange or the Nasdaq Stock Market or quoted on the OTC Bulletin Board on each such trading day, and (ii) (A) after the date hereof, the Company shall have conducted a Public Offering that generated aggregate net proceeds to the Company and any selling stockholders of not less than $5,000,000 from the sale of shares of Common Stock therein or (B) the average daily trading volume of the Company’s shares of Common Stock during such 12-month period equaled or exceeded 0.50% of the average aggregate number of shares of Common Stock of the Company outstanding during such period.

“Adjusted Market Capitalization” for any period shall mean the product of (a) the average aggregate number of shares of the Company’s Common Stock outstanding on each trading day during such period multiplied by (b) the Volume Weighted Average Market Price during such period.  As used in this definition, “Volume Weighted Average Market Price” for any period means the quotient of (i) the aggregate purchase price before brokerage commissions paid by buyers for shares of the Company’s Common Stock that were purchased by them in the public market during such period divided by (ii) the total number of shares of the Company’s Common Stock publicly traded during such period.  An example illustrating the method to be used to calculate the Adjusted Market Capitalization is set forth on attached Exhibit II hereto.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  An Affiliate of the Company shall include, without limitation, any officer, director or stockholder (other than any stockholder of the Company that owns less than 1% of the total outstanding shares of Common Stock) of the Company and the spouse, siblings, descendants and other relatives of any such Person who is a natural person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

“APT Date” shall mean the first date after the date hereof that shares of Common Stock are deemed to have become Actively Publicly Traded.

“Block Transfers” means any sale, transfer, conveyance or other disposition of 5% or more of the Fully Diluted Common Stock, in one or a series of related transactions, to a single purchaser or group of purchasers that would be a “person” for purposes of Section 13(d)(3) of the Exchange Act, whether or not pursuant to a Public Offering.  Notwithstanding the foregoing, the term “Block Transfer” shall not apply to any distribution by any Person to holders of equity interests in such Person (whether or not such holders might otherwise collectively be deemed a person for purposes of Section 13(d)(3) of the Exchange Act), except to the extent that any individual acquires 5% or more of the Fully Diluted Common Stock, and then only with respect to such individual.

“Conversion Shares” means shares of Common Stock issued pursuant to the Conversion Agreement or upon conversion of convertible promissory notes or other Convertible Securities (as defined in §7(a), below) of the Company.

“Current Market Price” means, with respect to any particular security on any date of determination, the average over the twenty (20) trading days ending on the date immediately preceding the date of such determination of the last reported sale price, or, if no such sale takes place on any such day, the closing bid price, in either case as reported for consolidated transactions on the principal national securities exchange (including the Nasdaq Stock Market) on which such security is listed or admitted for trading.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exempt Issuance” shall mean (i) shares of Common Stock, or options to purchase shares of Common Stock, issued to the Company’s employees, consultants, officers and directors under bona fide compensation or benefit packages or plans adopted by the Board (defined in §9, below) and approved by the holders of shares of Common Stock when required by law (provided, however, that Exempt Issuances shall not include securities issued to any Management Stockholder in excess of the amounts set forth in Schedule A and Schedule B hereto), (ii) shares of Common Stock issued to acquire, or in the acquisition of, all or any portion of a business as a going concern, in an arm’s-length transaction between the Company and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, (iii) securities issued to vendors or customers of the Company or to other Persons that are not Affiliates of the Company in similar arms-length commercial transactions, (iv) securities issued to Persons other than Affiliates of the Company in connection with corporate strategic partnering transactions, (v) securities issued and sold by the Company in a Public Offering, (vi) securities issued to financial institutions in connection with borrowings made by the Company and (vii) securities issued by the Company in connection with a stock split or stock dividend.

“Fully Diluted Common Stock” means, as of any date of determination, the total number of shares of Common Stock outstanding as of such date (calculated assuming exercise of all outstanding Options, that as of such date are permitted by their terms to be exercised for shares of Common Stock and conversion of all outstanding Convertible Securities that as of such date are permitted by their terms to be converted into shares of Common Stock).

“Independent Investment Banking Firm” means any nationally recognized investment banking firm that does not (directly or indirectly) hold any equity interest (including, without limitation, any preferred equity interest) in the Company or in any stockholder of the Company.

“Management Stockholders” shall mean collectively Granito and Lerner.

“Options” shall mean any options or warrants to subscribe for, purchase or otherwise acquire shares of Common Stock or Convertible Securities.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Related Party Transaction” shall mean any transaction between or among the Company and any Management Stockholder or any Affiliate thereof, other than the following:  (i) an employment or consulting agreement or arrangement providing for the payment by the Company to any Management Stockholder of compensation (i.e., salary, bonuses, benefits, etc.) in amounts that do not exceed those set forth in attached Schedule A hereto; (ii) the reimbursement of reasonable business expenses in accordance with the Company’s customary practices; (iii) the ownership of equity securities of the Company in an amount not exceeding the sum of (1) the amount set forth in attached Schedule B hereto and (2) any securities acquired pursuant to the employment or consulting arrangements set forth in attached Schedule A hereto (including any securities acquired upon conversion or exercise thereof); (iv) the loan of any sum, or the extension of credit, by a Management Stockholder to the Company, provided that:  (a) the terms of such loan or credit arrangement are no less favorable to the Company than the Company could otherwise reasonably obtain from a third party under the circumstances; (b) the Purchaser is offered a participation in such loan or credit arrangement as required under the provisions of  §11 hereof; and (c) the Company’s Board of Directors has approved such transaction; and (v) any transaction to which the Company and all of its stockholders are parties that are approved by the Company’s Board of Directors and in which all of the Company’s stockholders are treated on a proportionate basis in accordance with their respective stock ownership.

“Rule 144” shall mean Rule 144 under the Securities Act, as it may be amended from time to time (including, without limitation, clause (k) thereof).

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” of an entity shall mean (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of the voting securities outstanding thereof is at the time owned or controlled, directly or indirectly, by such entity or one or more of the other Subsidiaries of that person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or of one or more Subsidiaries of such person (or any combination thereof).

“Transfer” (or any variation thereof used herein) shall mean any direct or indirect sale, offer, assignment, mortgage, transfer, pledge, hypothecation or other disposal, in each case, whether voluntary or involuntary.

§2.

Transfer Restrictions.

Until the APT Date, no Stockholder shall Transfer any shares of Common Stock now or hereafter owned by it or him except for Transfers pursuant to §3, §4, §5 or §6 hereof.

Each party hereto agrees and acknowledges that such party will not Transfer any shares of Common Stock subject to this Agreement now or hereafter owned by such party unless such Transfer complies with the terms and conditions of this Agreement and the Transfer is in compliance with applicable federal and state securities laws.  Any attempt to Transfer any such shares of Common Stock not in compliance with this Agreement shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company’s stock records to such attempted Transfer.

Except for Transfers of Common Stock pursuant to §3(c) or §6 hereof, until the APT Date, no Transfers by a Stockholder of any shares of Common Stock permitted by this Agreement shall be effective unless and until the recipient of such Common Stock has delivered to the Company and each Stockholder a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company and the Stockholders that the shares of Common Stock to be received by such recipient are subject to all the provisions of this Agreement and that such recipient is bound by the obligations herein and entitled to all the benefits herein as a Stockholder.

§3.

Permitted Transfers.

(a)

Phronesis Transfers

.  Notwithstanding any of the transfer restrictions set forth in §§2, 4, 5 or 6, Phronesis may, at any time and without complying with such restrictions, Transfer any shares of Common Stock to any Management Stockholder or to any partner(s) of Phronesis or any corporation, partnership, limited liability company or other entity that is a direct or indirect Subsidiary of Phronesis (a “Phronesis Permitted Transferee”); provided, however, that no such Transfer shall be effective until such Phronesis Permitted Transferee has delivered to the Company and the Stockholders a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Common Stock to be received by such Phronesis Permitted Transferee is subject to all the provisions of this Agreement and that such Phronesis Permitted Transferee is bound by the obligations herein and entitled to all the benefits herein as a Stockholder.

(b)

Management Stockholder Transfers.  Notwithstanding any of the transfer restrictions set forth in §§2, 4, 5 or 6, each Management Stockholder may transfer his shares of Common Stock at any time to his spouse or lineal descendants or any trust for the benefit of such Management Stockholder or his spouse or lineal descendants or to any other Management Stockholder; provided however, that no such Transfer shall be effective until such transferee has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Common Stock to be received by such transferee is subject to all the provisions of this Agreement and that such transferee is bound by the obligations herein and entitled to all the benefits herein as a Stockholder.

(c)

Sales to Public.  Notwithstanding any of the transfer restrictions set forth in §§2, 3(a), 3(b), 4, 5 or 6, any Stockholder may Transfer any or all of its or his shares of Common Stock in a Public Offering or to the public through a broker, dealer or market maker pursuant to Rule 144 (a “Public Sale”), subject to applicable lock-ups or applicable law without complying with such restrictions; provided, however, that (i) Block Transfers shall be subject to the tag-along rights set forth in §5 and (ii) until the earlier to occur of (A) the APT Date or (B) the expiration of five (5) years following the Closing Date (as defined in the Purchase Agreement), and so long as Phronesis owns at least 50% of the sum of (i) the total number of shares of Common Stock purchased by it pursuant to the provisions of the Purchase Agreement plus (ii) the total number of shares of Common Stock purchased under the Warrant (as defined in the Purchase Agreement) (if any), neither of the Management Stockholders shall sell in a Public Sale, during any  three (3) consecutive calendar month period, an aggregate number of shares of Common Stock in excess of 0.50% of the then outstanding shares of Common Stock (determined as of the end of the previous three month period), without the prior written consent of Phronesis.

(d)

Approved Transfers.  Notwithstanding any of the transfer restrictions set forth in §§2, 3(a), (b) or (c), 4, 5 or 6, any Stockholder may Transfer any shares of Common Stock, without complying with such restrictions with the prior written consent of the Management Stockholders and Phronesis.

§4.

Right of First Offer to Purchase Shares.

 (a)

Notice.  If, at any time after the date hereof and prior to the APT Date, any Stockholder or group of Stockholders (as used in this §4, collectively, the “Selling Stockholder”) desires to sell (other than in a transfer permitted under §3) any or all of its or his shares of Common Stock (each, a “Proposed Sale”), the Selling Stockholder shall promptly notify in writing the Company and each of the other Stockholders (the “Offeree Stockholders”) of the total number of shares of Common Stock that the Selling Stockholder desires to sell, the proposed purchase price per share and all other material terms and conditions of such proposed sale (the “Seller’s Notice”).  The Selling Stockholder may, for purposes of determining the recipients of the Seller’s Notice, rely upon a list of securityholders provided by the Company (which the Company shall provide to any requesting Stockholder promptly upon request).  The Seller’s Notice shall contain an irrevocable offer to sell to the Offeree Stockholders in the manner set forth in this §4(a) such number of shares of Common Stock (the “Offered Securities”), at a purchase price equal to the price (the “Offer Price”) and on the other terms and conditions set forth in the Seller’s Notice.

(b)

Option to Purchase.  Upon receipt of the Seller’s Notice, the Offeree Stockholders shall have the irrevocable and exclusive option to buy all, but not less than all, of the Offered Securities for cash at the Offer Price on the terms and subject to the conditions of §4(c).

(c)

Offeree Stockholder’s Proportionate Share.

(a)

Promptly upon receipt of the Seller’s Notice (but in no event later than five (5) business days thereafter), the Company shall deliver to each Offeree Stockholder a notice (the “Initial Company Notice”) stating the number of Offered Securities that such Offeree Stockholder would have the option to purchase under §4(c), which number shall in each case be calculated as the product of (A) the number of Offered Securities, times (B) a fraction, the numerator of which shall be the number of shares of Common Stock owned by such Offeree Stockholder and the denominator shall be the number of shares of Common Stock owned by all Offeree Stockholders (the “Proportionate Share”).  Within ten (10) business days after receipt of the Initial Company Notice, each Offeree Stockholder who elects to participate shall deliver to the Company a written notice stating its or his election to participate and the maximum number of shares (up to all the Offered Securities) that it or he is willing to purchase, and such notice shall constitute an irrevocable commitment to purchase such shares, if any, as are allocated to such Offeree Stockholder pursuant to §4(c), up to such maximum number of shares.

(ii)

To the extent that any Offeree Stockholder has indicated that it or he will not fully subscribe for its or his Proportionate Share of the Offered Securities, the Company shall allocate all such shares not subscribed for to the Offeree Stockholders who have subscribed for more shares than their Proportionate Share (the “Fully Participating Stockholders”) in the proportion that the number of shares of Common Stock each owns bears to the total number of shares of Common Stock owned by all such Fully Participating Stockholders.  If the number of shares so allocated to a Fully Participating Stockholder exceeds the maximum number of shares that it or he has indicated in its or his notice to the Company it or he is willing to subscribe for, then the Company shall allocate any excess over such maximum among all Fully Participating Stockholders who have subscribed for a maximum number of shares which exceeds the number of shares allocated to them pursuant to the preceding sentence, in the proportion that their respective holdings bear to the total number of shares of Common Stock owned by all such Stockholders, and the Company shall follow this procedure, if necessary, until all shares available for purchase by the Offeree Stockholders have been allocated to them.

(iii)

If all of the Offered Securities have not been subscribed for (the “Excess Shares”) pursuant to the procedures set forth in §4(c)(ii), then within thirteen (13) business days after the date of the Initial Closing Notice the Company shall deliver to each Offeree Stockholder a notice stating that all of the Offered Securities have not been subscribed for and the additional number of Offered Securities that such Offeree Stockholder will have the option to purchase under this §4(c)(iii), which number shall in each case be calculated as the product of (A) the number of Excess Shares, times (B) a fraction, the numerator of which shall be the number of shares of Common Stock owned by such Offeree Stockholder and the denominator shall be the number of shares of Common Stock owned by all Offeree Stockholders.  If the number of Excess Shares so allocated to an Offeree Stockholder exceeds the maximum number of Excess Shares that it or he has indicated in its or his notice to the Company it or he is willing to subscribe for, then the Company shall allocate any excess over such maximum among all Offeree Stockholders who have subscribed for a maximum number of Excess Shares which exceeds the number of Excess Shares allocated to them pursuant to the preceding sentence, in the proportion that their respective holdings bear to the total number of shares of Common Stock owned by all such Stockholders, and the Company shall follow this procedure, if necessary, until all shares available for purchase by the Offeree Stockholders have been allocated to them.  If, following the completion of the procedures set forth in this clause (iii), all of the Offered Securities have not been subscribed for, then the Selling Stockholder shall have the rights set forth in §4(e).

(d)

Final Allocations.  The Company shall, within thirty (30) days after the Seller’s Notice, notify the Selling Stockholder and each Offeree Stockholder in writing concerning the final allocation of the Offered Securities subject to options pursuant to §4(c) (the “Final Company Notice”).  Such notice to the Selling Stockholder shall be deemed the irrevocable exercise of such options on behalf of each purchaser named therein.

(e)

Seller’s Rights to Transfer.  If the Seller’s Notice shall be duly given, and if the option to purchase the Offered Securities at the Offered Price as provided in §4(c) shall not have been exercised, or if the amount of Offered Securities with respect to which all options have been exercised is less than the total amount of Offered Securities, then, subject to §5, the Selling Stockholder shall be free, for a period of ninety (90) days from the earlier of (i) the 30th day following the date of the Seller’s Notice, and (ii) the date the Selling Stockholder shall have received written notice from the Company stating the intention of the Offeree Stockholders not to exercise the options granted under §4 (such earlier date being the “Release Date”), to offer to sell the Offered Securities to any proposed transferee, as long as the Offered Securities so sold are sold at a price equal to or greater than the Offered Price and on substantially the same terms and conditions as set forth in the Seller’s Notice; provided, that no such Transfer shall be effective until the transferee has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Offered Securities to be received by such transferee are subject to all the provisions of this Agreement and that such transferee is bound hereby and a party hereto as a Stockholder.

(f)

Closing Date.  In the case of the purchase by the Offeree Stockholders of the Offered Securities pursuant to this §4, the parties to such purchase shall close such transaction on the 30th day after the later of the date the Final Company Notice is received and the date of receipt of any required regulatory approvals (and if such day is not a business day, then the following business day) at the principal executive office of the Company, or at such other place or time as the parties may agree.  If all such Offered Securities are not duly purchased by the Offeree Stockholders, the Selling Stockholder shall not be obligated to sell any of such Offered Securities to the Offeree Stockholders and the provisions of §4(e) shall apply in respect of such Offered Securities.

(g)

Exceptions.  The provisions of this §4 shall not apply to the following:

(i)

Any Transfer of Common Stock pursuant to §3 or §6; or

(ii)

Any Transfer of shares of Common Stock by a Tag-Along Offeree pursuant to §5.

§5.

“Tag-Along” Right.

(a)

In the event that any holder of ten percent (10%) or more of the then outstanding shares of Common Stock (as used in this §5, a “Selling Stockholder”) proposes to sell for cash or any other consideration shares of Common Stock owned by such Selling Stockholder to any Person or group of Persons (a “Proposed Purchaser”), after expiration of the periods in §§4(c) and (d), if applicable, such Selling Stockholder shall promptly notify each other Stockholder (collectively, the “Tag-Along Offerees”) in writing (a “Tag-Along Notice”) of such proposed sale (a “Proposed Sale”) and the material terms of the Proposed Sale as of the date of the Tag-Along Notice (the “Material Terms”).  The Selling Stockholder may, for purposes of determining the recipients of the Tag-Along Notice, rely upon a list of securityholders provided by the Company (which the Company shall provide to the Selling Stockholder promptly upon request).  If within fifteen (15) days after the receipt by the Tag-Along Offerees of the Tag-Along Notice, the Selling Stockholder receives a written request (a “Tag-Along Request”) to include shares of Common Stock (the “Tag-Along Securities”) held by one or more Tag-Along Offerees in the Proposed Sale, the Tag-Along Securities so held by such Tag-Along Offerees shall be so included as provided herein so long as the Tag-Along Securities are eligible for resale under an exemption from registration, and the Selling Stockholder shall not be permitted to complete such Proposed Sale unless such Tag-Along Securities are so included in such Transfer; provided, however, that any Tag-Along Request shall be irrevocable unless (i) there shall be an adverse change in the Material Terms or (ii) otherwise mutually agreed to in writing by such Tag-Along Offerees and the Selling Stockholder.

(b)

The number of Tag-Along Securities that each Tag-Along Offeree shall be permitted to include in a Proposed Sale pursuant to a Tag-Along Request shall be the product of (i) the number of Tag-Along Securities then held by such Tag-Along Offeree multiplied by (ii) a fraction, (A) the numerator of which is the number of shares of Common Stock that the Selling Stockholder proposes to sell in the Proposed Sale, and (B) the denominator of which is  the number of shares of Common Stock outstanding as of such date held by the Selling Stockholder and all Tag-Along Offerees.

(c)

Except as may otherwise be provided herein, the Tag-Along Securities shall be included in a Proposed Sale pursuant hereto and to any agreements with the Proposed Purchaser relating thereto, on the same terms and subject to the same conditions applicable to the holders of the same type of securities included in the Proposed Sale.  Such terms and conditions shall include, without limitation, (i) the sale consideration, (ii) the payment of fees, commissions and expenses and (iii) the provision of, and representation and warranty as to, information requested of the Selling Stockholder; and provided further, that neither Phronesis nor any Stockholder that beneficially owns less than 10% of the Fully Diluted Common Stock shall be required to make any representation or warranty other than with respect to such holder’s ownership of the Securities to be sold in the proposed sale.

(d)

Upon delivering a Tag-Along Request, each Tag-Along Offeree will, if requested by the Selling Stockholder, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the Selling Stockholder (a “Custody Agreement and Power of Attorney”) with respect to the Tag-Along Securities that are to be included in the Proposed Sale pursuant hereto.  The Custody Agreement and Power of Attorney shall provide that the Tag-Along Offeree shall deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Tag-Along Securities (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as such Tag-Along Offeree’s agent and attorney-in-fact with full power and authority to act under a custody agreement and power of attorney on behalf of the such Tag-Along Offeree with respect to the matters specified herein.  Notwithstanding the provisions of this §5(d), a Tag-Along Offeree may, at its option and in lieu of delivering a Custody Agreement and Power of Attorney, deliver to the Selling Stockholder such other assurance as may be reasonably acceptable to the Selling Stockholder of such Tag-Along Offeree’s ability to complete the Proposed Sale on the date selected by the Selling Stockholder for completion hereof.

(e)

Each Tag-Along Offeree agrees that such Tag-Along Offeree will execute such other agreements as the Selling Stockholder may reasonably request in connection with the consummation of a Proposed Sale and Tag-Along Request and the transactions contemplated thereby.

(f)

The provisions of this §5 shall not apply to the following:

(i)

Any Transfer of Common Stock pursuant to §3; and

(ii)

Any Transfer of Common Stock after the APT Date.

(g)

Notwithstanding any other provision of this §5, no Transfer made pursuant to this §5 shall be effective until the transferee has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Tag-Along Securities to be received by such transferee are subject to all the provisions of this Agreement and that such transferee is bound hereby and a party hereto as a Stockholder.

§6.

“Drag-Along” Right.

(a)

In the event that at any time prior to the APT Date, there is a sale, lease, transfer, conveyance or other disposition (including, without limitation, any merger or consolidation), in a single transaction, of all or substantially all of the equity interests or assets of the Company and its Subsidiaries taken as a whole, which is approved by the Board (and, if applicable, Phronesis in accordance with the provisions of §10 hereof), the Company may require (a “Drag-Along Right”) all Stockholders to participate in such transaction in accordance with the terms of this §6 (any transaction involving the exercise of such Drag-Along Right shall be referred to as a “Drag-Along Sale”).  The Company shall provide the Stockholders written notice (a “Drag-Along Notice”) of such Drag-Along Sale, the identity of the proposed purchaser in such sale (the “Proposed Purchaser”) and the material terms thereof not less than twenty-five (25) business days prior to the proposed date of the Drag-Along Sale (the “Drag-Along Sale Date”) and each of the Stockholders hereby agrees to sell to such Proposed Purchaser all shares of Common Stock held by such Stockholder.  No Stockholder shall exercise any dissenter’s rights with respect to the consummation of any such Drag-Along Sale.

(b)

On the Drag-Along Sale Date, each Stockholder shall deliver a certificate or certificates for such Stockholder’s shares of Common Stock, duly endorsed for transfer with signatures guaranteed, to such Proposed Purchaser in the manner and at the address indicated in the Drag-Along Notice against delivery of the purchase price for such shares of Common Stock.  The provisions of this §6 shall apply regardless of the form of consideration in the Drag-Along Sale.

(c)

Shares of Common Stock subject to a Drag-Along Right shall be included in a Drag-Along Sale pursuant hereto and to any agreements with the Proposed Purchaser relating thereto, on the same terms and subject to the same conditions applicable to shares of Common Stock included in the Drag-Along Sale.  Such terms and conditions shall include, without limitation, (i) the consideration (including, without limitation, any consideration payable under employment, consulting, non-competition, confidentiality and other similar agreements and arrangements), (ii) the payment of fees, commissions and expenses, (iii) the provision of, and representation and warranty as to, information requested of the Company, and (iv) the provision of reasonable indemnification, as determined by the Board; provided, however, that any indemnification provided by the Stockholders shall (i) be determined pro rata in proportion with the aggregate number of shares of Common Stock to be sold in the Drag-Along Sale and (ii) not be structured in a way so as to require additional contributions from any Stockholder.

(d)

Each of the Stockholders shall, if requested by the Company, execute and deliver a Custody Agreement and Power of Attorney in form and substance satisfactory to the Company with respect to the shares of Common Stock which are to be included in the Drag-Along Sale pursuant hereto.  The Custody Agreement and Power of Attorney shall provide that the Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as such Stockholder’s agent and attorney-in-fact with full power and authority to act under a custody agreement and power of attorney on behalf of the such Stockholder with respect to the matters specified herein.

(e)

Each Stockholder agrees that such Stockholder will execute such other agreements as the Company or the Proposed Purchaser may reasonably request in connection with the consummation of a Drag-Along Sale and the transactions contemplated thereby.

(f)

In order to effect the provisions of this §6, each Stockholder hereby irrevocably constitutes and appoints each of the Chairman of the Board of Directors and the President of the Company (as the holders of such offices may change from time to time), as attorney and proxy, with, subject to the consent of the Management Stockholders and Phronesis, full power of substitution, to receive all notices, and to represent, vote and consent, with respect to all shares of Common Stock held by such Stockholder, in such manner as said proxies may, in the exercise of their sole and absolute discretion, determine, and without any prior notice to such Stockholder (provision of such notice concurrently or promptly after the taking of any such action being deemed sufficient for all purposes and any requirement for prior notice being expressly waived by such Stockholder), whether or not said representation, vote or consent benefits the interests of any of said proxies, but only with respect to any and all of the matters specified in this §6.

§7.

Preemptive Rights.

(a)

Notwithstanding any other provision hereof, for so long as shares of Common Stock are not Actively Publicly Traded, the Company shall not, after the date hereof, issue any (a) capital stock of the Company, (b) securities convertible or exchangeable for capital stock of the Company (“Convertible Securities”) or (c) options, warrants or rights carrying any rights to purchase capital stock of the Company (the securities described in clauses (a)-(c) are referred to herein collectively as the “Participation Securities”), without offering to each Stockholder (collectively, the “Preemptive Holders”), the right to purchase or subscribe for up to that number of additional Participation Securities (a “Pro Rata Share”) which represents the product of (i) the total number of Participation Securities to be issued by the Company multiplied by (ii) a fraction, (A) the numerator of which is the number of shares of Common Stock owned by such Preemptive Holder, and (B) the denominator of which is the number of shares of Common Stock outstanding immediately prior to such issuance held by all Preemptive Holders and all other Persons that have similar pre-emptive rights (it being understood and agreed that the Company will accordingly be required to reduce the number of shares of Participation Securities to be issued or sold to Persons other than the Preemptive Holders); provided that the provisions of this §7 shall not apply to any Exempt Issuance.

(b)

In the event the Company proposes to issue or sell any Participation Securities in a transaction giving rise to the preemptive rights provided for in this §7, the Company shall send a written notice (the “Preemptive Notice”) to each Preemptive Holder setting forth the number of such Participation Securities that the Company proposes to sell or issue, the price (before any commission or discount) at which such securities are proposed to be issued (or, in the case of an underwritten or privately placed offering in which the price is not known at the time the Preemptive Notice is given, the method of determining such price and an estimate thereof), the other material terms of the transaction and its Pro Rata Share of the Participation Securities.  At any time within fifteen (15) business days after its receipt of the Preemptive Notice, the Preemptive Holders may exercise their preemptive rights to purchase or subscribe for Participation Securities as provided for in this §7, by so informing the Company in writing (an “Exercise Notice”).  Each Exercise Notice shall state the percentage of the proposed sale or issuance that each Preemptive Holder elects to purchase (up to all the Participation Securities that could be purchased by all Preemptive Holders and all other Persons that have similar preemptive rights).

(c)

To the extent that any Preemptive Holder has indicated that such Preemptive Holder will not fully subscribe for its or his Pro Rata Share of the Participation Securities, the Company shall allocate all such Participation Securities not subscribed for to the Preemptive Holders who have subscribed for more Participation Securities than their Pro Rata Share (the “Fully Participating Preemptive Holders”) in the proportion that the number of shares of Common Stock each owns bears to the total number of shares of Common Stock owned by all such Fully Participating Preemptive Holders.  If the number of Participation Securities so allocated to a Fully Participating Preemptive Holder exceeds the maximum number of Participation Securities that it or he has indicated in its or his notice to the Company it or he is willing to subscribe for, then the Company shall allocate any excess over such maximum among all Fully Participating Preemptive Holders who have subscribed for a maximum number of Participation Securities which exceeds the number of Participation Securities allocated to them pursuant to the preceding sentence, in the proportion that their respective holdings bear to the total number of shares of Common Stock owned by all such Fully Participating Preemptive Holders, and the Company shall follow this procedure, if necessary, until all Participation Securities available for purchase by the Preemptive Holders have been allocated to them.

(d)

The purchase or subscription by the Preemptive Holders, pursuant to this §7 shall be on the same price and other terms and conditions, including the date of sale or issuance, as are applicable to the purchasers or subscribers of the additional Participation Securities whose purchases or subscriptions give rise to the preemptive rights, which price and other terms and conditions shall be as stated in the relevant Preemptive Notice.

(e)

If, with respect to any Preemptive Notice, the Preemptive Holders fail to deliver an Exercise Notice within the requisite time period, the Company shall have ninety (90) days after the expiration of the time in which the Exercise Notice is required to be delivered in which to sell not less than 90% and not more than 110% of the number of shares of Participation Securities of the Company described in the Preemptive Notice at a price of not less than the estimated price set forth in the Preemptive Notice.  If, at the end of such 90-day period, the Company has not completed the sale or issuance of Participation Securities of the Company in accordance with the terms described in the Preemptive Notice, or in the event of any contemplated sale or issuance within such 90-day period but outside such price parameters, the Company shall again be obligated to comply with the provisions of this §7 with respect to, and provide the opportunity to participate in, any proposed sale or issuance of Participation Securities of the Company.

§8.

Legend.

(a)

Each Stockholder hereto acknowledges and agrees that each certificate (or certificates) representing the securities subject to this agreement owned or held by it shall bear the following legend:

“The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold or transferred unless there is an effective registration statement under the Securities Act covering the sale or transfer of such securities or such sale or transfer is exempt from the registration and prospectus delivery requirements of the Securities Act.  The securities evidenced by this certificate also are subject to certain other restrictions on transfer, as set forth in a Stockholders Agreement, dated as of November 30, 2004, among the Company and certain stockholders named therein (the “Stockholders Agreement”).  Accordingly, these securities may only be transferred in compliance with the Stockholders Agreement.”

(b)

The certificates representing such securities, and each certificate issued in transfer thereof, also will bear any legend required under any applicable state securities laws.

(c)

Absent an effective registration statement under the Securities Act covering the disposition of such securities which any party hereto acquires, any such party will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of the securities (i) unless such disposition is exempt from the registration and prospectus delivery requirements of the Securities Act and has been registered or qualified under (or is exempt from the registration and qualification requirements of) any applicable state securities laws and (ii) except in compliance with the terms of this Agreement.

(d)

Each of the parties hereto consents to the Company making a notation on its records or giving instructions to any transfer agent of such securities in order to implement the restrictions on transfer of securities set forth in this §8.

(e)

Any legend endorsed on a certificate evidencing a security and any stop transfer instructions or notations on the Company’s records with respect to such security pursuant to §§8(a) and 8(b) hereof shall be removed or lifted (if and to the extent applicable) and the Company shall issue a certificate without such legend (or application portion thereof) to the holder of such security if (i) the transfer of such security has been registered under the Securities Act or (ii) such holder provides the Company with a certificate stating that a public sale or transfer of such security may be made without registration under the Securities Act and that such legend is not required under any applicable state securities laws.

§9.

Board of Directors.

(a)

For so long as Phronesis shall own an aggregate number of shares of Common Stock equal to at least 90% of the shares of Common Stock of the Company purchased by Phronesis pursuant to the provisions of the Purchase Agreement, Phronesis shall have the right to designate one (1) individual whom Phronesis desires to be elected or appointed as a member of the Company’s Board of Directors (the “Phronesis Director”).  The Phronesis Director (if any) shall be James E. Wiggins, the general partner of Phronesis, Cheryl Turnbull, an employee of Phronesis, or another individual designated by Phronesis, who is qualified to serve as a director of the Company and is approved by the Company, such approval not to be unreasonably withheld, delayed or conditioned.  The Stockholders shall vote all of their respective shares of capital stock of the Company (i) to elect as a director of the Company the person (if any) designated in writing by Phronesis to serve as the Phronesis Director in accordance with this paragraph and (ii) if and to the extent directed by Phronesis, for the removal of the Phronesis Director.  In the event of the death, resignation or removal of the Phronesis Director, the Company and the Stockholders shall vote all of their respective shares of capital stock of the Company to replace that director by another person designated by Phronesis in accordance with this paragraph.  If elected as a director, the Phronesis Director shall be entitled to receive Board fees in an amount not less than those, if any, paid to other non-officer directors of the Company, who are not affiliated with the Company, plus reimbursement from the Company for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board and any committees thereof.

(b)

In addition to the rights granted to Phronesis under §9(a), for so long as Phronesis shall own an aggregate number of shares of Common Stock equal to at least 10% of the shares of Common Stock of the Company purchased by Phronesis pursuant to the provisions of the Purchase Agreement, Phronesis shall have the right to designate an observer (the “Phronesis Observer”), without voting rights, who will be entitled to attend and participate in all meetings of the Board, and any committees thereof.  Any such Phronesis Observer shall be entitled to notice of all meetings of the Board and any committees thereof and to information provided to any director in his or her capacity as such.  The Phronesis Observer shall be entitled to receive reimbursement from the Company for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board and any committees thereof; provided, however, that (i) in no event shall the amount that the Company is obligated hereunder to reimburse the Phronesis Observer for any such expenses relating to Board meetings held in any particular fiscal year of the Company exceed Five Thousand Dollars ($5,000) per fiscal year, and (ii) the Company shall not be obligated to reimburse the Phronesis Observer for any expenses related to any Board meeting that occurs at a time when a Phronesis Director is a member of the Board.

(c)

The Company agrees that notwithstanding the fiduciary duties a director may have in his or her capacity as a member of the Board, any director or observer designated by Phronesis pursuant to this §9 may share with Phronesis any confidential information related to the Company disclosed to such director or observer during the exercise of his or her duties as a director or observer hereunder.

(d)

Phronesis agrees to keep confidential all information described in §9(d), but only to the extent required pursuant to the terms of that certain Confidentiality and Nondisclosure Agreement of even date herewith between the Company and Phronesis.

§10.

Protective Provisions.  So long as Phronesis owns at least 50% of the shares of Common Stock purchased by it pursuant to the provisions of the Purchase Agreement and the Warrant, the prior written approval of Phronesis shall be required in order for any Management Stockholder or Affiliate thereof to consummate any Related Party Transaction prior to the earlier to occur of (a) the APT Date or (b) the expiration of eight (8) years following the Closing Date.

§11.

 Right of First Refusal to Purchase Debt Securities.  If prior to the APT Date the Company receives an offer from any Management Stockholder (or if any Management Stockholder accepts such an offer from the Company) (i) to purchase any new promissory notes, bonds, debentures or other debt securities of the Company, or (ii) to make a loan to the Company (any such transaction under clause (i) or (ii) being hereinafter referred to as a “Related Party Loan”), then the Company shall first offer to sell fifty percent (50%) of the aggregate amount of such debt securities to Phronesis or offer to permit Phronesis to participate in making fifty percent (50%) of such loans, as applicable, in each case upon the same terms and conditions as offered by or to such Management Stockholder (a “Management Offer”).  Within five (5) business days after the Company’s receipt of any Management Offer, the Company shall give Phronesis written notice of the same (the “Company Notice”), which Company Notice shall set forth all of the material terms and conditions of such Management Offer (including, without limitation, the principal amount, interest rate, payment terms, security and covenants thereof).  Phronesis, in its discretion, shall have the right and option to purchase all or any portion of such offered debt securities or to make all or any portion of the offered loans.  Such option shall be exercisable only by Phronesis giving the Company written notice thereof (the “Exercise Notice”) within ten (10) business days after Phronesis’ receipt of the Company Notice.  If Phronesis timely exercises its option hereunder within such 10-business day period, then the closing of the Related Party Loan shall occur within thirty (30) days after the date of the Exercise Notice.  If Phronesis fails to exercise its option within such 10-business day period, then the Company shall be permitted to enter into the proposed Related Party Loan upon the terms and conditions set forth in the Company Notice and Phronesis shall have no further right to participate in the same.  If there is a material change in any of the terms of the proposed Related Party Loan from those set forth in the Company Notice or if the Company fails to close the proposed Related Party Loan within sixty (60) days after the date of the Company Notice, then the Company shall be required to reoffer the proposed Related Party Loan to Phronesis in accordance with the provisions of this §11.

§12.

Recapitalizations, Etc.  The provisions of this Agreement shall apply, to the full extent set forth herein, to any and all shares of capital stock, Convertible Securities and other securities (whether owned on the date hereof or hereafter acquired) of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of shares of Common Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

§13.

Binding Effect.  The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

§14.

Amendment, Modification, Etc.  This Agreement may be amended, modified, extended or terminated and the provisions hereof may be waived, only by a written instrument signed by each of the Stockholders.  Each amendment, modification, extension, termination and waiver pursuant to this §14 shall be binding upon each party hereto.

§15.

Applicable Law.  The corporate law of the State of Nevada shall govern all issues and questions concerning the relative rights of the Company and its stockholders.  All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

§16.

Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m., Boca Raton, Florida time on a business day, and otherwise on the next business day, or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid).  Such notices, demands and other communications shall be sent to the Company and Phronesis at their respective addressees set forth below and to any other Stockholder at the address indicated below such Stockholder’s signature hereto, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

The Company’s address is:

Quick-Med Technologies, Inc.

401 N.E. 25th Terrace

Boca Raton, Florida  33431

Attention:  David S. Lerner, president

Fax:  (561) 750-4203

With a Copy to:

Hamilton, Lehrer & Dargan, P.A.

2 East Camino Real, Suite 202

Boca Raton, Florida  33432

Attention:  Frederick M. Lehrer, Esq.

Fax:  (561) 416-2855

Phronesis’ address is:

Phronesis Partners, L.P.

180 East Broad Street, Suite 1704

Columbus, Ohio  43215

Attention:  James E. Wiggins, General Partner

Fax:  (614) 224-3900

§17.

Headings.  The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

§18.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.  This Agreement is not intended to confer upon any Person other than the parties hereto and thereto any rights or remedies hereunder or thereunder.

§19.

Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder will be enforceable to the fullest extent permitted by law.

§20.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

§21.

Remedies.  The parties hereby acknowledge that money damages would not be adequate compensation for certain of the damages that a party would suffer by reason of a failure of any other party to perform any of the obligations under this Agreement.  Therefore, each party hereto hereby waives the claim or defense that any other party has an adequate remedy at law.

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first above written.

QUICK-MED TECHNOLOGIES, INC.,

   a Nevada corporation

By:

Name:

Title:

PHRONESIS PARTNERS, L.P.,

a Delaware limited partnership

By:

James E. Wiggins, General Partner

MICHAEL R. GRANITO, individually

Address:  30 East 37th Street

    New York, New York  10016

    Fax:  (___) ____-____

DAVID S. LERNER, individually

Address:  401 NE 25th Terrace

    Boca Raton, Florida  33431

    Fax:  (561) 750-4203

EXHIBIT I

SCHEDULE OF STOCKHOLDERS

Stockholder	No. of Shares of Common Stock	No. of Option Shares	No. of Warrant Shares
Michael R. Granito
David S. Lerner
Phronesis Partners, L.P.
TOTAL

#405600v6

00000.00850

EXHIBIT II

EXAMPLE OF CALCULATION OF ADJUSTED MARKET CAPITALIZATION